Exhibit 24.1

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of G. Timothy Laney and Mark W. Yonkman, and each of them acting individually, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, the Annual Report on Form 10-K of National Bank Holdings Corporation for the fiscal year ended December 31, 2012, and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

/s/ Frank V. Cahouet

/s/ Ralph W. Clermont

/s/ Robert E. Dean

/s/ Lawrence K. Fish

/s/ Micho F. Spring

/s/ Burney S. Warren, III